                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report relating to the financial statements of Fireplug Computers Inc. and to all references to our Firm included in or made a part of this registration statement.

ARTHUR ANDERSEN


Vancouver, British Columbia
October 10, 2000